SCHEDULE 14A
                     SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant       [   ]

Filed by a Party other than the Registrant        [ X ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

Name of Registrant as Specified in Its Charter:

Pier 1 Imports, Inc.

Name of Person(s) Filing Proxy Statement:

United Food & Commercial Workers Union, Local 99R

Payment of Filing Fee (check the appropriate box)

[X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or

     14a-6(j) (2).

[  ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
  ____________________________________________________________

     2) Aggregate number of securities to which transaction applies:

 _____________________________________________________________



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  (1)

 _____________________________________________________________

     4) Proposed maximum aggregate value of transaction:

 _____________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:

        ____________________________

     2) Form, Schedule or Registration Statement No:

       ______________________________

     3) Filing Party: _________________________

     Date Filed: _______________________________

                   PRELIMINARY PROXY STATEMENT

INDEPENDENT SHAREHOLDER SOLICITATION

FOR PROPOSAL FOR CONFIDENTIAL SHAREHOLDER VOTING AT

PIER 1 IMPORTS, INC.

JUNE 1996 ANNUAL STOCKHOLDERS MEETING

Date of distribution to shareholders:
March 15, 1996

UFCW 99R                           Pier 1 Imports, Inc.
2501 West Dunlap Avenue            301 Commerce St., Suite 600
Phoenix, AZ  85021                 Ft. Worth, Texas 76102


Dear Fellow Pier 1 Shareholder:

     We urge you to vote FOR our shareholder proposal to have secret ballot voting for Pier 1 shareholders.

     Thousands of companies have confidential voting. Voting for leadership is, in our view, a private matter. Secret ballot voting is how union officials and most government officials are elected.

     Shareholders often have business and personal relationships with members of the Board which go beyond owning Pier 1 stock: for examples, Pier 1 employees or banks or insurance companies which rely on Pier 1 for an income may fear voting their stock contrary to management's recommendation. We in no way suggest management has threatened to retaliate against shareholders. However, shareholders should have the right to vote as they see fit without having anything to fear.

     We feel all shareholders deserve the confidentiality accorded employees who hold through benefit plans: they have the right to confidentially vote shares held in those plans through the plan's trustees. These employees should be able to buy stock outside the plans and not have to give up confidentiality in the process.

     Companies sometimes argue that shareholders can obtain confidentiality by placing their stock in the name of a broker or other nominee. However, by being the record owner rather than the broker, you avoid brokers' maintenance fees. You may be able to get shareholder materials faster. You need not worry about a broker making a mistake in getting your vote counted or keeping your confidences. Record owners have enhanced legal rights under state corporation law, such as the right to inspect corporate records.

     You should not have to give up all this just to have a secret ballot vote.

     On what issues might shareholders and management disagree, making confidentiality particularly important? Some examples:

(1) GOLDEN PARACHUTES: Pier 1 has so-called "post-employment consulting agreements" which allow an executive to quit his Pier 1 job for a variety of reasons and then collect "consulting fees" for up to 24 months. This golden parachute can be triggered by quitting because of a reduction in title, relocation of the executive's office more than 50 miles, or reduction in base salary or benefits not meted out to all similarly-situated employees. Some shareholders may feel executives should be paid well for doing well by shareholders, or perhaps cushioned from the blow of discharge, but should not be rewarded for voluntarily quitting.

(2) POISON PILL: Management enjoys the benefit of a so-called "share purchase rights plan" (poison pill), enacted without shareholder approval, by which a takeover opposed by management can be resisted through the issuance of new stock. A number of companies have recently abandoned similar poison pills.

(3) AUDITING PERFORMANCE: The Company recently lost $20 million in funds which it had invested with Capital Insight, an investment manager. This manager also handled personal accounts for Chief Financial Officer Herndon (discharged after this came out) and for a company headed by Pier 1 director Red Scott. In the year ending 2/95, the audit committee of Pier 1's board met twice. Also, that committee included directors Scott and Berman:
Scott heads Actava Group, while Pier 1 CEO Clark Johnson was on Actava's board. Berman was with Smith Barney which received business from Pier 1, and his brother's investment fund received management fees from Pier 1.

Some shareholders might wish a more active or more independent audit committee.

     Given the number of serious issues here which shareholders may wish to address at the ballotbox, we believe confidential voting makes sense.


<F1>
We made proposals on these subjects but at this time do not intend to solicit proxies therefor.
[FN]

PLEASE VOTE FOR THE FOLLOWING PROPOSAL:

     Resolved, that shareholders recommend the Company extend its policy of confidential voting to the situation where there is a proxy solicitation in opposition to the Board of Directors (exempted from the Company's current confidential voting policy).

Shareholder approval of this proposal would not bind the board to adopt confidential voting. However, most companies' boards comply with recommendations approved by a majority of shareholders.

VOTING PROCEDURE - ELECTION OF DIRECTORS AND OTHER MATTERS TO BE
VOTED

     There are several ways of voting on our proposal:

(1) You can return the enclosed proxy card. However, because the company has not yet announced who its nominees for election to director will be nor any management proposals, we are not permitted to vote the enclosed card on those matters. EXECUTING THE ENCLOSED PROXY CARD THUS WILL WAIVE YOUR VOTE IN THE DIRECTORS ELECTION AND ON OTHER MATTERS, UNLESS YOU EXECUTE A SUBSEQUENT PROXY CARD.

(2) After management releases its proxy statement, we will revise our card to include the directors' election and any other matters up for a shareholder vote. We will supply revised cards to any shareholders who returned our previous card.

(3) You can vote in person at the shareholders meeting. The exact date and place of the meeting have not been announced yet, but last year's was in June 22nd in Ft. Worth.

(4) Hopefully management's forthcoming proxy card will give you an opportunity to vote on this proposal. We asked management to do this and believe it is legally required. We are hopeful that the SEC Staff will resolve the issue. READ THE COMPANY'S CARD CAREFULLY BEFORE YOU SEND IT IN: IF IT GIVES MANAGEMENT DISCRETIONARY AUTHORITY TO VOTE AGAINST PROPOSALS WITHOUT ALLOWING YOU TO DIRECT MANAGEMENT'S VOTE ON THIS PROPOSAL, BY SIGNING MANAGEMENT'S CARD YOU WILL BE CANCELLING YOUR VOTE FOR THIS PROPOSAL ON THE ENCLOSED CARD.

     All holders of common stock as of the record date (to be announced by the Company) are entitled to vote. You may revoke your vote at any time by (1) executing a later proxy card; (2) appearing at the meeting to vote, or (3) delivering the proxyholder or the Company's secretary written notice of revocation prior to the date of the meeting. If you sign the enclosed card but do not direct us how to vote on the proposal we will vote FOR the proposal. We incorporate herein by reference the discussion in the Company's 1995 proxy statement of voting requirements and outstanding securities (p.1).

     We will keep all cards we receive confidential until the meeting. At that point they must be presented to the company's tabulator in order to be counted.

PROPOSALS FOR FUTURE MEETINGS

     SEC Rule 14a-8 gives any shareholder who has owned more than $1000 worth of the company's stock for more than one year the right to have the company's proxy statement include a shareholder proposal and supporting statement.

     The deadline for submitting such proposals for inclusion in the proxy statement for the 1997 annual meeting will be in November 1996 (assuming another May meeting date). The exact deadline will appear in the Company's forthcoming proxy statement. Feel free to contact us if you would like more information about shareholder proposals.

EXECUTIVE COMPENSATION/ SECURITY OWNERSHIP OF DIRECTORS AND
EXECUTIVE OFFICERS

     We incorporate herein by reference the information on these matters contained in last year's proxy statement. More current information will be contained in management's forthcoming proxy statement.

SOLICITATION

     The costs of this solicitation are being borne by United Food & Commercial Workers Local 99R, which owns 148 shares of company stock. We have no interest in representing Pier One employees, nor are aware of any labor dispute at Pier One. We are a non-profit organization representing primarily grocery employees in Arizona.

We will not have specially engaged proxy solicitors but will use our regular staff. We will solicit proxies by mail, telephone, and fax.

THANK YOU FOR VOTING FOR SECRET BALLOT VOTING FOR SHAREHOLDERS.

                                        Sincerely,


                                        William McDonough
                                        President UFCW 99

PLEASE RETURN THE ENCLOSED SURVEY AND PROXY CARD TO
                    UFCW 99R
                    2501 W. Dunlap Avenue
                    Phoenix AZ

PROXY
SOLICITED BY UFCW 99R
PIER 1 IMPORTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 1996

     The undersigned shareholder hereby appoints William McDonough proxy with full power of substitution to vote for the undersigned at the annual meeting of Pier One and at any adjournments thereof, on the proposal set forth in the Proxy Statement. By executing this proxy but no later proxy, the undersigned hereby waives the right to vote in the upcoming election of directors and on any other matters which may come before the meeting. The undersigned hereby directs this proxy be voted in accordance with the instructions herein.

(1) PROPOSAL FOR CONFIDENTIAL SHAREHOLDER VOTING

     FOR [   ]   AGAINST [   ]     ABSTAIN [   ]


SIGNATURE ________________________________   DATE ___________

SIGNATURE ________________________________   DATE ___________

_____________________         ___________    ______________
ACCOUNT NO./SSN               # OF SHARES    TEL. NO./FAX NO.

PLEASE DATE, SIGN AND PROMPTLY MAIL IN THE SELF-ADDRESSED
ENVELOPE. PERSONS SIGNING IN REPRESENTATIVE CAPACITY SHOULD
INDICATE AS SUCH.  IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD
SIGN. IF YOU ARE NOT THE RECORD OWNER OF THIS STOCK, PLEASE LIST
THE NAME AND ADDRESS OF THE RECORD OWNER:
____________________________________________

SURVEY OF PIER ONE SHAREHOLDERS

     THIS IS NOT A PROXY: PLEASE RETURN IT EVEN IF YOU DO NOT
FILL OUT A PROXY CARD

1. Do you support the idea of confidential voting for shareholders?

          Yes  _____     No   ____  Undecided  ________

2. Do you support placing the Company's poison pill up for shareholder vote?

          Yes  ____      No  _____  Undecided _______

3. Do you support putting the Company's "Post-Employment
Consulting Agreement" (executive severance plan) up for a shareholder vote?

          Yes  ____      No  _____  Undecided _______

4. Do you believe management compensation should be based more on stock performance than salary?

          Yes  ____      No  _____  Undecided _______

5. What is your favorite thing about the Company?

6. What is the worst thing about the Company?

7. List anything you would like management to change:

THE FOLLOWING INFORMATION WILL BE KEPT CONFIDENTIAL:

Name __________________________________Title, if any __________

Address _______________________________________________________

Phone/fax ________ # Shares owned  ________

Return to: UFCW 99R, 2501 W. Dunlap Ave., Phoenix AZ 85021